Exhibit 99.1

Sky Quarry Enters Production Phase at Nevada's Only Refinery

Company enters operations with approximately 10,000 barrels of inventory on-site and more than 100,000 barrels of storage capacity.

WOODS CROSS, Utah — Sky Quarry Inc. (NASDAQ: SKYQ) ("Sky Quarry" or the "Company"), an energy infrastructure company focused on domestic refining and resource development, today announced an update on its Nevada refinery operations provided by the Company’s Interim Chief Executive Officer, Marcus Laun.

“As Sky Quarry approaches the commencement of refinery operations at Foreland Refinery in Ely, Nevada (“Foreland”), in my role as the Interim Chief Executive Officer of Sky Quarry, I wanted to provide an update on our progress and discuss the next phase of Sky Quarry's development.”

At the center of the Sky Quarry story is a simple fact: Sky Quarry controls what we believe is one of the most strategically positioned refining assets in the Western United States — Nevada's only operating refinery.

“While energy markets often focus on fluctuations in crude oil prices, the more important long-term trend, in my opinion, is the continued reduction of refining capacity across the Western United States,” provided Mr. Laun. “As refining capacity exits the market and regional demand for transportation fuels remains resilient, strategically located refining infrastructure is expected to become increasingly valuable.”

Nevada remains one of the most fuel-import-dependent states in the nation. Despite consuming substantial quantities of gasoline, diesel, and other refined products, the state has historically relied on fuel imported from neighboring regions. Sky Quarry’s Foreland Refinery occupies a unique position within that supply chain, with the potential to provide refining capacity directly within Nevada and serve customers throughout the broader Intermountain West region.

At the same time, the regional refining landscape continues to evolve. Several large refining facilities in California have recently either ceased operations or announced plans to do so, removing meaningful refining capacity from the Western market. While no single event defines long-term market dynamics, the broader trend toward reduced regional refining capacity reinforces the Company’s conviction in the strategic importance of existing refining assets that can meet regional demand.

Against this backdrop, Sky Quarry’s team has remained focused on preparing Foreland for sustained commercial operations. We are now in the final stages of that process and expect to commence refinery operations in July.

Recent work at the Foreland Refinery site has included repairs, upgrades, and enhancements across critical operating systems, including storage infrastructure that provides the Company with more than 100,000 barrels of total storage capacity. This storage capability is expected to provide operational flexibility and represent an important component of the refinery's long-term value.

“Importantly, Sky Quarry’s Foreland Refinery is entering operations with inventory already in place. The Company currently has approximately 10,000 barrels of crude oil and in-process inventory on-site, moving through the refining process. We believe this inventory represents both operational readiness and an immediate working asset as production begins. As operations ramp up, we expect this inventory to provide both operational flexibility and immediate participation in the value-creation process associated with refining crude oil into refined products.”

Perhaps most importantly, Sky Quarry is approaching a fundamental transition in its corporate evolution. For much of the Company's recent history, management's focus has been centered on repairing infrastructure, securing working capital, strengthening the balance sheet, and preparing Foreland for operations. As refinery operations commence, Sky Quarry’s focus shifts toward production, customer deliveries, operating margins, and cash flow generation.

This transition marks an important inflection point. The value of the Foreland Refinery has historically been viewed through the lens of its potential. As operations ramp up and throughput increases, the refinery will be increasingly evaluated based on its operational performance, cash-generating capability, and strategic position within the Western fuel market.

As a refinery operator, the Company’s economics are driven primarily by refining margins rather than crude oil prices alone. Crude oil is the principal feedstock used in operations, and lower feedstock costs can be beneficial when refined product demand and pricing remain healthy. The Company’s focus remains on operating efficiently, managing costs, and capturing attractive margins through disciplined execution.

Beyond the refinery itself, Sky Quarry now possesses a combination of assets that is increasingly difficult to replicate: refining infrastructure, substantial storage capacity, access to regional crude supply, operating permits, customer relationships, and a strategic location serving a fuel-deficient market. Collectively, these assets position the Company within a sector where replacement refining capacity has become increasingly scarce.

Our intended objectives remain straightforward: operate safely, maximize utilization, generate cash flow, strengthen the balance sheet, and create long-term value for shareholders.

We believe the months ahead will represent the beginning of a significantly different chapter for Sky Quarry.

For years, the Company has worked to position Foreland as a strategic refining asset serving Nevada and the broader Western United States. Today, that effort is transitioning from preparation to production.

Sincerely,

Marcus Laun

Chief Executive Officer

Sky Quarry Inc.

About Sky Quarry Inc.

Sky Quarry is an energy infrastructure company focused on domestic refining and resource development. The Company operates the Foreland Refinery in Nevada, the state's only operating refinery, producing diesel, vacuum gas oil (VGO), naphtha and asphalt for western U.S. markets. Sky Quarry is also advancing development initiatives at its PR Spring facility in Utah.

For more information, visit www.skyquarry.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “will,” “may,” “should,” “estimate,” “potential,” “project,” “continue,” and similar expressions, or the negative of such terms. These forward-looking statements include, but are not limited to, statements regarding: the expected timing for the commencement of refinery operations; the anticipated benefits of the Company’s strategic position within the Western United States fuel market; expectations regarding refining capacity trends and their impact on the value of refining assets; the expected operational flexibility provided by storage capacity and on-site inventory; the Company’s ability to generate cash flow, strengthen its balance sheet, and create shareholder value; the Company’s plans for production ramp-up, customer deliveries, and operating margins; and the Company’s beliefs regarding its unique market position and competitive advantages.

These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties, and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, but are not limited to: risks related to the Company’s ability to successfully commence and sustain refinery operations; fluctuations in crude oil prices, refined product prices, and refining margins; the Company’s ability to obtain adequate supplies of crude oil feedstock at competitive prices; regional competition from other refineries and fuel suppliers; changes in demand for refined products in the Western United States; the Company’s ability to attract and retain customers; risks associated with the operation of refining facilities, including equipment failures, unplanned downtime, and regulatory compliance requirements; the Company’s ability to manage costs and maintain operational efficiency; the availability and cost of labor, equipment, and materials; changes in environmental, health, safety, or other regulations affecting the refining industry; the Company’s ability to maintain adequate liquidity and working capital to support operations; general economic conditions, including inflation, interest rates, and recessionary pressures; and other factors described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The forward-looking statements contained in this press release are made as of the date hereof, and except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

Investor Relations

Jennifer Standley

Director of Investor Relations

ir@skyquarry.com